                                                                                                                                                       Exhibit 99

                                                    Contacts:    Andy Plews

                                                                 847.700.2679

                                                                 847.700.5538

FOR IMMEDIATE RELEASE

UAL CORPORATION AND AMR CORPORATION AGREE ON TRANSACTION THAT ENHANCES COMPETITIVE BENEFITS OF UNITED'S MERGER WITH US AIRWAYS; ASSURES VIGOROUS COMPETITION

ON KEY ROUTES

  American will ensure competition on key hub-to-hub routes
  United and American will jointly operate BOS-DCA-LGA shuttle
  United to transfer up to 86 surplus aircraft to American
  Transaction designed to address Department of Justice competitive concerns

CHICAGO, January 10, 2001 - In a transaction designed to enhance the competitive benefits of its proposed merger with US Airways and address Department of Justice concerns, UAL Corporation [NYSE: UAL] today announced that its board of directors has approved a binding memorandum of understanding with AMR Corporation (NYSE:AMR). AMR Corporation's board has also approved the agreement.  Under the agreement, AMR's American Airlines will provide competitive service on key hub-to-hub routes where United Airlines and US Airways are currently the only competitors with non-stop flights, thus ensuring vigorous competition that will benefit air travelers on these routes.

As part of the agreement, American Airlines will also enter into a 20-year joint venture with United Airlines to jointly provide service on Shuttle routes between New York's LaGuardia Airport, Washington, D.C.'s Reagan National Airport and Boston's Logan Airport.

In addition, United Airlines will transfer up to 86 aircraft acquired in its merger with US Airways to AMR's American Airlines unit.

UAL Corporation values the transaction at approximately $1.5 billion. The consummation of this transaction is contingent on the closing of the proposed merger between United Airlines and US Airways.

In a separate agreement, AMR Corporation will announce today that it will purchase a 49 percent stake in D.C. Air, the company that will provide competitive service at Washington, D.C.'s Reagan National Airport when United acquires US Airways. American's transaction provides D.C. Air with access to a substantial network  and operating expertise that will allow it to provide strong competition with United Airlines.

-more-

United Airlines Announces Transaction With American Airlines

Wednesday, January 10, 2001

Financial Terms of the Agreement

AMR Corporation will pay United $1.2 billion in cash for this transaction.  In addition, American Airlines will assume certain lease obligations and buy certain spare engines and other parts associated with the aircraft.  UAL Corporation said the transaction, if consummated as envisioned, provides for additional financial benefits by reducing the debt requirements related to its acquisition of US Airways.

UAL Corporation has conducted a thorough review of the financial benefits of this transaction including its impact on revenues, profitability and cash flow.  This deal increases and enhances the value of the original transaction with US Airways to United shareholders.  The transaction eases and expedites the disposition of assets which will be surplus to the combined entity's needs.

United's acquisition of US Airways will proceed as originally planned and specific US Airways' assets will be transferred to American to complete the transaction.

Enhanced Consumer Benefits

"I am very pleased to announce this agreement today," said James E. Goodwin, Chairman and Chief Executive Officer of UAL Corporation.  " We have always recognized that in order to bring about the competitive, nationwide airline network   provided by our merger with US Airways, we would need to address competitive concerns that have been raised.

"While our transaction with US Airways and our agreement with American Airlines are still subject to thorough regulatory review, we believe we have created a truly comprehensive solution to issues raised by the Department of Justice.

This transaction is a win-win for the customers, shareholders and employees of United Airlines and US Airways."

New Competitive Service

As part of this transaction, American Airlines (or its affiliates) has agreed to provide service on the following routes for a minimum of 10 years:

  Philadelphia to Los Angeles
  Philadelphia to San Jose
  Philadelphia to Denver
  Charlotte to Chicago O'Hare
  Washington National to Pittsburgh (service provided by D.C. Air)

-more-

United Airlines Announces Transaction With American Airlines

Wednesday, January 10, 2001

This service will ensure a minimum of two-carrier competition on key United/US Airways hub-to-hub routes.

Sale of Assets

Under the agreement, upon the closing of United's merger with US Airways, United will transfer the following US Airways assets to American:

  Twenty two jet slots and 14 commuter slots at New York's LaGuardia Airport.
  Five gates at New York's LaGuardia Airport, three gates at Washington Reagan National Airport, three gates at Boston's Logan Airport, one gate at Philadelphia International Airport, one gate at Atlanta Hartsfield Airport and one gate at Newark International Airport.
  Thirty-six Fokker100 aircraft, 23 Boeing 757 aircraft and seven MD-82 aircraft. United will also lease or sub-lease an additional four F-100 aircraft, 11 B757 aircraft, and five MD-82 aircraft to American Airlines.

Subject to agreement with relevant airline pilot unions, the agreement provides that American Airlines will offer employment to 1,100 current US Airways pilots associated with these three fleets. If fewer pilots elect to transfer, the number of aircraft transferred may be affected.

Shuttle Joint Venture

As part of the agreement, United Airlines and American Airlines have agreed to enter into a 20-year joint venture relating to the existing US Airways Shuttle.  Under this joint venture, United and American Airlines will:

  Each fly half of the daily Shuttle flights between Washington Reagan's National Airport, New York's LaGuardia Airport and Boston's Logan Airport, with each airline using its own planes and crews.
  Jointly market a Shuttle product with some common product standards. United and American will coordinate schedules, pricing, flight operations, lounge access, quality standards and gate facilities.
  Under the joint operation, customers will be able to select their frequent flyer program of choice - either United Mileage Plus or American's AAdvantage program - and earn reward and recognition regardless of which airline's Shuttle flight they have selected.

-more-

United Airlines Announces Transaction With American Airlines

Wednesday, January 10, 2001

  Each airline will honor each other's Shuttle tickets, enabling passengers to choose between the flights flown by either airline.

United and American will introduce a new level of competition, customer choice and service to establish a competitive Shuttle product.

About United and US Airways Agreement

On May 24, 2000, UAL Corporation and US Airways Group, Inc. announced that they had entered into a definitive merger agreement pursuant to which US Airways will be acquired by United in an all-cash transaction valued at $4.3 billion (plus the assumption of $1.5 billion in net debt and $5.8 billion in aircraft operating leases). The merger agreement was approved by US Airways shareholders on October 12, 2000.

Under the agreement, each share of common stock of US Airways will be converted into the right to receive $60.00 in cash in a one-step merger transaction. The companies anticipate that the transaction will be completed in 2001. The combination will be accounted for as a purchase and is anticipated to be accretive to United's earnings per share in the second year following the closing.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between United and US Airways and the pending transaction with American. Factors that could cause actual results to differ materially from those described herein include: industry capacity decisions; the airline pricing environment; competitors' route decisions; the inability to obtain regulatory approvals; inability to agree on definitive documentation; actions of the U.S., foreign and local governments; domestic and international travel patterns; the inability to successfully integrate the businesses of United and US Airways; costs related to the merger; the inability to achieve cost cutting synergies resulting from the merger; labor integration issues; the economic environment of the airline industry and the general economic environment. More detailed information about these factors is set forth in the reports filed by UAL and US Airways with the Securities and Exchange Commission. Neither UAL nor US Airways is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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